      As filed with the Securities and Exchange Commission on April 3, 2002

                                                          Registration No. 333 -


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                TEAM MUCHO, INC.
             (Exact name of Registrant as specified in its charter)

             Ohio                                                 31-1209872
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
              (Address of Registrant's principal executive offices)


                                TEAM MUCHO, INC.
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                S. Cash Nickerson
                 Chairman, President and Chief Executive Officer
                                TEAM Mucho, Inc.
                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                                 (614) 848-3995
            (Name, address and telephone number of agent for service)


                          Copies of Correspondence to:
                             William L. Jordan, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum          Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*

Common Stock,
 without par value.............        211,640               $3.25               $687,830              $63.28
-------------------------------------------------------------------------------------------------------------------


*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of TEAM Mucho, Inc. Common Stock as reported on the Nasdaq SmallCap Market on April 2, 2002

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of TEAM Mucho, Inc. Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the TEAM Mucho, Inc. 2000 Stock Option Plan (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by TEAM Mucho, Inc. (the "Company") pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference:

     1. The Company's annual report on Form 10-K (filed March 29, 2002) for the fiscal year ended December 29, 2001; and

     2.   Current Report on Form 8-K, dated March 14, 2002 (filed March 19,
          2002); and

     3.   Current Report on Form 8-K, dated February 18, 2002 (filed March 8,
          2002); and

     4.   Current Report on Form 8-K, dated January 17, 2002 (filed January 29,
          2002); and

     5. The Company's Notice of Annual Meeting and Proxy Statement, dated August 22, 2001.

     The descriptions of TEAM Mucho, Inc. Common Stock are contained in the Company's Form 8-As (Registration No. 0-21533) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

     All documents filed by the Company, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 1701.13(E) of the Ohio Revised Code, Article V of the Company's Regulations ("Article V") provides that directors and officers of the Company may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Article V also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made without court approval if such person was adjudged liable to the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end in the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on April 1, 2002.


                                  TEAM MUCHO, INC.

                                  By: /s/ S. Cash Nickerson
                                      ------------------------------------------
                                  S. Cash Nickerson, Chairman of the Board and
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----

*S. Cash Nickerson                           Chairman of the Board and                  )        April, 1 2002
----------------------------------------     Chief Executive Officer                           --------------------
          S. Cash Nickerson                  (Principal Executive Officer)              )
                                                                                        )
                                                                                        )
                                                                                        )
*Jose C. Blanco                              Chief Financial                            )        April 1, 2002
----------------------------------------     Officer and Director                              --------------------
         Jose Blanco                         (Principal Financial Officer)              )
                                                                                        )
                                                                                        )
                                                                                        )
*Jay R. Strauss                              Chief Legal                                )        April 1, 2002
----------------------------------------     Officer, Vice President,                          --------------------
         Jay R. Strauss                      Secretary and Director)                    )
                                                                                        )
                                                                                        )
*Andrew Johnson                              Chief Accounting Officer                   )        April 1, 2002
----------------------------------------     (Principal Accounting Officer)                    --------------------
         Andrew Johnson                                                                 )
                                                                                        )
                                                                                        )
*Kevin T. Costello                           Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Kevin T. Costello                                                              )
                                                                                        )
                                                                                        )
*Crystal L. Faulkner                         Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Crystal L. Faulkner                                                            )
                                                                                        )
                                                                                        )
*Daniel J. Jessee                            Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Daniel J. Jessee                                                               )
                                                                                        )
                                                                                        )
*William W. Johnston                         Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         William W. Johnston                                                            )
                                                                                        )
                                                                                        )
*Joseph R. Mancuso                           Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Joseph R. Mancuso                                                              )
                                                                                        )



                                                                                        )
*Robert G. McCreary III                      Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Robert G. McCreary III                                                         )
                                                                                        )
                                                                                        )
*James D. Robbins                            Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         James D. Robbins                                                               )
                                                                                        )
                                                                                        )
*Michael H. Thomas                           Director                                   )        April 1, 2002
----------------------------------------                                                       --------------------
         Michael H. Thomas                                                              )
                                                                                        )
                                                                                        )



*By:   /s/S. Cash Nickerson
      --------------------------------------
       S, Cash Nickerson, attorney-in-fact
       for each of the persons indicated

                              Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933





                                TEAM MUCHO, INC.



                                    EXHIBITS

                                  EXHIBIT INDEX



Exhibit                                 Exhibit
Number                                Description
------                                -----------

4(a)     *    TEAM Mucho, Inc. 2000 Stock Option Plan

4(b) Third Amended and Restated Articles of Incorporation of Team Mucho, Inc. (Reference is made to Appendix B to the Proxy Statement for the Annual Meeting of Shareholders held on September 20, 2001 and incorporated herein by reference).

4(c) Second Amended Code of Regulations of Team Mucho, Inc. (Reference is made to Appendix E to Form 424(b)(3) filed November 30, 2000 and incorporated herein by reference).

5        *    Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)         Consent of Porter, Wright, Morris & Arthur LLP (included in
              Exhibit 5 filed herewith).

23(b)    *    Consent of Stonefield Josephson, Inc..

23(c)    *    Consent of Arthur Andersen LLP.

24       *    Powers of Attorney.



* Filed with this Registration Statement